                                                                   EXHIBIT 10.11

     This Purchase and Sale Agreement (this "Agreement"), dated as of December 3, 1996 is by and between Mr. James C. Calaway, a resident of Harris County, Texas ("Mr. Calaway") and Edge Petroleum Corporation, a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Mr. Calaway owns certain interests as hereinafter described and defined (the "Calaway Interests") in certain oil and gas properties (as described in the schedule to the form of conveyance attached hereto as Exhibit
A); and

     WHEREAS, the Company desires to purchase and Mr. Calaway desires to sell the Calaway Interests at or about the time of the closing of the initial public offering made pursuant to a registration statement filed with and declared effective by the SEC (the "Offering") of shares of the common stock, par value $0.01 per share ("Common Stock") of the Company; and

     WHEREAS, the parties hereto desire to set forth the terms and conditions of the purchase and sale of the Calaway Interests;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the aforesaid parties hereto hereby agree as follows:

                         ARTICLE I.  PURCHASE AND SALE

     SECTION 1.1 DEFINITION OF THE CALAWAY INTERESTS. The Calaway Interests consist of (i) all of Mr. Calaway's right, title and interest (whether oil and gas leasehold interest, royalty interest, mineral interest or otherwise) in the wellbores only of the wells described in Exhibit "A" attached hereto and in the production therefrom, and all of his right, title and interest in any replacement or substitute well drilled within the applicable production unit to replace any well described in Exhibit "A" which ceases to produce in commercial quantities for mechanical reasons; (ii) all of Mr. Calaway's right, title and interest (whether oil and gas leasehold interest, royalty interest, mineral interest or otherwise) in the reservoirs within the Catahoula and Frio formations presently producing through the wells described in Exhibit "A-1" (as indicated by the "Selected Petroleum Corporation Reserve Report by Ryder Scott Company" (as defined in Section 1.2 herein)), with the extent of each reservoir determined by pressure communication between wells, and all of his right, title and interest in the existing wells described on Exhibit "A-1" and any additional wells drilled into such reservoirs if completed in the Frio or Catahoula formation, as applicable; (iii) all of Mr. Calaway's right, title and interest in all casing, tubing, wellheads, pumps, separators, tanks and other equipment used in connection with the ownership and operation of the wells described on Exhibit "A" and Exhibit "A-1"; and (iv) all of Mr. Calaway's right, title and interest in leases, farmout agreements, unit agreements, operating agreements, division orders and other agreements, and all of Mr. Calaway's right, title and interest in records, geological and geophysical data, and other data and information, to the extent each of the foregoing relate to the wells and reservoirs described in (i) and (ii) above and to the extent transfer is not prohibited by third party contract or applicable law. The Calaway Interests do not include, and there is specifically reserved to Mr. Calaway, (a) all of Mr. Calaway's right, title and interest in zones or formations other than the Frio and Catahoula Formations within the areas covered by the reservoirs described in
(ii) above and (b) all of Mr. Calaway's right, title and interest in the Frio and Catahoula formation outside of the areas covered by the reservoirs described in (ii) above.

     SECTION 1.2 PURCHASE AND SALE. Subject to the terms hereof, Mr. Calaway shall sell to the Company and the Company shall purchase from Mr. Calaway the Calaway Interests in exchange for that number of shares of Common Stock equal to the higher of (i) the quotient of (a) $346,697 (which is the estimated future net revenues as of September 30, 1996 attributable to the Calaway Interests as determined by Ryder Scott Company in its Petroleum Corporation Reserve Report dated as of September 30, 1996 (the "1996 Ryder Scott Report")) divided by (b) the price to the public per share of Common Stock in the Offering (the "IPO Price") (such quotient in (i) is referred to as the "1996 Valuation Shares") and
(ii) the quotient of (a) the dollar value of the future net revenues attributable to the Calaway Interests as determined by Ryder Scott Company in any Edge Petroleum Corporation Reserve Report the date of which is subsequent to September 30, 1996 but prior to the Closing Date and for which the results of such reserve report are included in the final prospectus for the Offering (such subsequent report is hereinafter referred to as the "1997 Ryder Scott Report") divided by (b) the IPO Price (such quotient in (ii) is referred to as the "1997 Valuation Shares"). The higher of the 1996 Valuation Shares and the 1997 Valuation Shares shall be referred to as the "Shares." Solely by way of illustration, if the 1996 Valuation Shares are higher in number than the 1997 Valuation Shares and the per share price of the Common Stock in the Offering is $16.00 per share, then there shall be 21,669 Shares. In determining the number of Shares, there shall be no fractional shares of Common Stock issued; instead, the number of shares issued shall be rounded up to the next whole number of shares.

     Mr. Calaway shall pay to the Company (i) if the 1996 Valuation Shares are higher in number than the 1997 Valuation Shares, the dollar amount of any revenues attributable to the Calaway Interests received by Mr. Calaway for income for production after September 30, 1996 through the Closing Date or (ii) if the 1997 Valuation Shares are higher in number than the 1996 Valuation Shares, the dollar amount of any revenues attributable to the Calaway Interests received by Mr. Calaway for income for production after the date of the 1997 Ryder Scott Report. Such amount shall be referred to as the "Adjustment Amount." Mr. Calaway hereby agrees to execute the instrument of conveyance (the "Instrument of Conveyance") attached hereto as Exhibit A, which Instrument of Conveyance shall transfer ownership of the Calaway Interests (as described therein) to the Company.


     If the 1996 Valuation Shares are higher in number than the 1997 Valuation Shares, then the 1996 Ryder Scott Report shall be deemed the "Selected Petroleum Corporation Reserve Report by

Ryder Scott Company" for purposes of the definition of the Calaway Interests in
Section 1.1 hereof. If the 1997 Valuation Shares are higher in number than the 1996 Valuation Shares, then the 1997 Ryder Scott Report shall be deemed the "Selected Petroleum Corporation Reserve Report by Ryder Scott Company" for purposes of the definition of the Calaway Interests in Section 1.1 hereof.

                         ARTICLE II.  CLOSING; DELIVERY

     SECTION 2.1 CLOSING. The closing of the purchase and sale of the Calaway Interests hereunder (the "Closing") shall take place at the offices of the Company or such other place as the Company shall reasonably designate, on the date of the closing of the Offering (the "Closing Date").

     SECTION 2.2 DELIVERY. At the Closing, (a) Mr. Calaway shall deliver to the Company the executed Instrument of Conveyance and a check (or such other means of payment as is satisfactory to the Company) for the Adjustment Amount, and (b) the Company shall deliver a certificate or certificates representing the Shares.

          ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Mr. Calaway as follows:

     SECTION 3.1 ORGANIZATION; QUALIFICATION. The Company is a corporation duly organized under the Delaware General Corporation Law (the "DGCL") and is validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate or lease its properties and to carry on its business as now being conducted.

     SECTION 3.2 CAPITALIZATION OF THE COMPANY. As of the Closing Date, the authorized capital stock of the Company will consist solely of 40,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. All outstanding shares of capital stock of the Company are, and the shares of Common Stock to be issued pursuant to this Agreement and the Offering, where issued in accordance with the terms hereof and thereof, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     SECTION 3.3 NO CONFLICTS. Consummation of the transactions contemplated hereby and compliance with the terms and provisions of this Agreement will not conflict with, result in a breach of, require notice under or constitute a default under the Company's Charter or Bylaws or any judgment, order, injunction, decree or ruling of any court or governmental authority or under any material agreement, indenture or instrument to which the Company is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court or governmental authority or other third party is required on the part of the Company in connection with the execution and delivery of this Agreement or for the consummation of the transactions contemplated by this

Agreement, other than as described in this Agreement other than filings with any blue sky or state regulatory authorities.

     SECTION 3.4 AUTHORITY AND AUTHORIZATION; BINDING EFFECT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Mr. Calaway, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     SECTION 3.5 LITIGATION, ETC. (a) There is no action, claim or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or would be party before any court or governmental authority acting in an adjudicative capacity or any arbitration or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on the Company, (b) the Company is not subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on the Company, and
(c) since its formation, there have been no claims made or actions or proceedings brought against any officer or director of the Company arising out of or pertaining to any action or omission within the scope of his employment or position with the Company, which claim, action or proceeding is material to the Company.

     SECTION 3.6 NO OPERATIONS. The Company has not conducted any operations since its date of incorporation or incurred any liabilities, except in connection with the Offering, this Agreement and the transactions (the "Combination Transactions") contemplated by that certain Combination Agreement dated December 2, 1996 (the "Combination Agreement").

           ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF MR. CALAWAY

     Mr. Calaway hereby represents and warrants to the Company as follows:

     SECTION 4.1 NO CONFLICTS. Consummation of the transactions contemplated hereby and compliance with the terms and provisions of this Agreement will not materially conflict with, result in a material breach of, require notice under or constitute a material breach under any judgment, order, injunction, decree or ruling of any court or governmental authority or under any material agreement, indenture or instrument to which Mr. Calaway is a party. No consent, approval, order or authorization of, or registration, declaration or filing with, any court or governmental authority or other third party is required on the part of Mr. Calaway in connection with the execution and delivery of this Agreement or for the consummation of the transactions contemplated by this Agreement, other than as described in this Agreement.

     SECTION 4.2 AUTHORITY AND AUTHORIZATION; BINDING EFFECT. Mr. Calaway has all requisite power and authority to enter into and perform the provisions of this Agreement. This Agreement has been duly executed and delivered by Mr. Calaway and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding obligation of Mr. Calaway enforceable against him in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     SECTION 4.3 LITIGATION, ETC. (a) There is no action claim, or proceeding pending or, to the knowledge of Mr. Calaway, threatened, to which Mr. Calaway is or would be a party before any court or governmental authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on the Calaway Interests, and (b) Mr. Calaway is not subject to any outstanding order, writ, injunction or decree having, or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on the Calaway Interests.

     SECTION 4.4 TITLE TO PROPERTIES. Mr. Calaway has not caused any lien, encumbrance or defect to encumber the title to the Calaway Interests.

     SECTION 4.5 EXPERIENCE. Mr. Calaway has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests.

     SECTION 4.6 STATUS. Mr. Calaway is an "Accredited Investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act") by reason of clause (5) of such definition.

     SECTION 4.7 INVESTMENT. Mr. Calaway is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He understands that the Shares have not been and will not be registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Mr. Calaway's representations as expressed herein.

     SECTION 4.8 RULE 144. Mr. Calaway acknowledges and understands that he must bear the economic risk of this investment for an indefinite period of time because the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. He is aware of the current provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the issuer of the securities, the resale occurring not less than two years after a party has purchased from an issuer or its affiliate and paid the full purchase price for the securities to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three-month period not exceeding specified limitations. He understands that any transfer agent of the Company will be issued stop-transfer instructions with respect to such Shares unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. He understands that the Company has not agreed to and does not plan to file a registration statement to register the resale of the Shares.

     SECTION 4.9 NO PUBLIC MARKET. Mr. Calaway understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     SECTION 4.10 ACCESS TO DATA. Mr. Calaway has had an opportunity to discuss the Company's business, management and financial affairs with the members of Company's management and has had the opportunity to review the Company's facilities. He has also had an opportunity to ask questions of the officers of the Company, which questions were answered to his satisfaction. He acknowledges that he is familiar with all aspects of the Company's business. Mr. Calaway has received a draft dated November 24, 1996 of the registration statement of the Company on Form S-1. Mr. Calaway acknowledges that such registration statement was not written with respect to the sale of Shares contemplated by the Agreement and that his Shares are not being registered under such registration statement or any other registration statement. Mr. Calaway understands that information in such registration statement is preliminary, subject to change and that he has reviewed the information in such registration statement solely for general background purposes, and that information with respect to the Offering and the Combination Transactions, in particular, is expected to change. He acknowledges that his investment decision is based primarily on his familiarity with the assets the Company is expected to acquire and the Company's management.

     SECTION 4.11 ADDITIONAL RESTRICTION ON TRANSFER. Mr. Calaway has received a copy of the bylaws of the Company and understands that the Shares will be subject to the restrictions on transfer contained in Article V of such bylaws. Mr. Calaway also acknowledges the restrictions on transfer in Article VII of this Agreement.

                                 ARTICLE V. CONDITIONS

          SECTION 5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE PURCHASE AND SALE OF THE CALAWAY INTERESTS. The respective obligations of each party to effect the purchase and sale of the Calaway Interests shall be subject to the fulfillment (or waiver) at or prior to the Closing Date of the following conditions:

          (a) INITIAL PUBLIC OFFERING. The closing of the Offering shall have taken place or shall take place simultaneously with the Closing under this Agreement.

          (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Articles III and IV shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except for representations and warranties made of as a specified date or time, which shall be true and correct in all material respects as of such specified date or time); at the Closing each of the parties hereto shall deliver a certificate signed by such party or an officer thereof certifying the foregoing.

          (c) PERFORMANCE OF COVENANTS. Each party hereto shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing.

          (d) NO ORDERS. There shall not be issued and in effect at the Closing any order restraining, prohibiting or delaying consummation of the transactions contemplated by this Agreement.

                            ARTICLE VI.  TERMINATION

          SECTION 6.1 TERMINATION. This Agreement may be terminated and the purchase and sale of the Calaway Interests contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) By either party, (i) if the Closing Date has not occurred by August 30, 1997, unless the Closing Date has not occurred due to the failure of the party seeking to terminate this Agreement to perform its agreements and covenants under this Agreement required to be performed by it at or prior to the Closing Date or (ii) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (b) By the Company, if the Company determines at any time in its sole discretion that the Offering may not be consummated on terms satisfactory to it.

          SECTION 6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by the Company as provided in Section 6.1, written notice thereof shall promptly be given to Mr. Calaway and this Agreement shall forthwith terminate without further action of the parties hereto. If this Agreement is terminated as provided, however, there shall be no liabilities or obligations hereunder on the part of the parties, except that nothing herein shall relieve any party hereto from liability for any breach of this Agreement that resulted in the termination.

                    ARTICLE VII.  MISCELLANEOUS AND GENERAL

          SECTION 7.1 SURVIVAL. The representations and warranties in Article III and Sections 4.1, 4.2, 4.3 and 4.4 and any statement made in any certificate required under Section 5.1 shall expire on the Closing Date. All other representations, warranties, covenants and agreements contained herein shall survive the closing of the purchase and sale of the Calaway Interests.

          SECTION 7.2 RESTRICTION ON TRANSFER OF SHARES; LEGENDS. Prior to any proposed transfer (whether by sale, assignment, pledge or otherwise) of the Shares, Mr. Calaway will give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act, whereupon Mr. Calaway shall be entitled to transfer such securities in accordance with the terms of the notice delivered by Mr. Calaway to the Company. Any such legal opinion must be reasonably satisfactory to the Company and must state that it may also be relied upon by any transfer agent, stock exchange or counsel to the Company. Each certificate evidencing the Shares so transferred shall bear an appropriate restrictive legend reasonably deemed appropriate by the Company, including any appropriate legend relating to the restrictions and obligations under this Agreement. Mr. Calaway will, prior to any transfer (unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act), cause any transferee of the Shares, to enter into an agreement with the Company that the transferee will take and hold such securities subject to the provisions and upon the conditions specified herein. Without limiting the generality of any other provision hereof, the provisions of this Section shall be binding on successive transferees. The Company shall have no obligation to effect any transfer on its books and records (and no such attempted transfer shall be effective) unless such transfer is made in accordance with the terms hereof.
Mr. Calaway consents to the Company issuing stop transfer instructions to any transfer agent for the Common Stock in order to implement any restriction on transfer contemplated by this Agreement. The Shares shall contain the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE

     COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE. THE SHARES WERE PURCHASED UNDER AN AGREEMENT THAT INCLUDES ADDITIONAL RESTRICTIONS ON THEIR TRANSFER AND COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     SECTION 7.3 SATISFACTION OF PRIOR OBLIGATIONS. Mr. Calaway agrees that the purchase of the Shares as contemplated by this Agreement shall constitute compliance with, and final and full satisfaction of, the obligations of Edge Joint Venture II, Edge Petroleum Corporation, a Texas corporation, Edge Group II L.P. and their affiliates under paragraph 7 of that agreement entitled "Terms of Proposed $2,000,000 Loan/Line of Credit Between James C. Calaway and Edge Joint Venture II," as such agreement is amended by the Addendum to Memorandum of Term Loan Agreement dated as of 1996. All such parties are expressly made third party beneficiaries to this Agreement for purposes of establishing compliance and satisfaction.

     SECTION 7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original, and all such counterparts taken together shall constitute the same agreement.

     SECTION 7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     SECTION 7.6 FURTHER ASSURANCES. The parties hereto without additional consideration shall execute and deliver or shall cause to be executed and delivered such further documents and certificates and to take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. In particular, without limiting the generality of the foregoing sentence, at any time after the Closing, Mr. Calaway will execute and deliver or shall cause to be executed and delivered any deeds, bills of sale, assignments, assurances, or any other actions or things as are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Company or its permitted assigns its rights, title, or interest in, to, or under any of the rights, properties, or assets acquired or to be acquired by the Company or its permitted assigns as a result of or in connection with the purchase of the Calaway Interests or otherwise to carry out this Agreement.

     SECTION 7.7 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Instrument of Conveyance (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise except that the Company may assign to a direct or indirect subsidiary (including any entity that becomes a subsidiary) its right to purchase any of the Calaway Interests; provided that such assignment shall not relieve the Company of its obligations hereunder, including the obligation to issue Common Stock in payment of any such interest and (c) is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto or as otherwise provided in Section
7.3. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     SECTION 7.8 CAPTIONS. The article, section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     SECTION 7.9 NOTICES. Any notice or other communication required or permitted under this Agreement shall be by facsimile actually received or in writing and mailed by certified or registered mail, return receipt requested, postage prepaid. Any such notice shall be deemed given upon its receipt at the following address:

          (a)  If to the Company:

               Edge Petroleum Corporation
               Texaco Heritage Plaza
               1111 Bagby, Suite 2100
               Houston, Texas 77002
               ATTN:  James D. Calaway
               Tel:  (713) 654-8960
               Fax:  (713) 654-7722

          (b)  If to Mr. Calaway:

               Mr. James C. Calaway
               1400 Hermann Drive, No. 17G
               Houston, Texas 77004
               Tel: (713) 524-9319

Any party may, by notice given in accordance with this section to the other parties, designate another address or person for receipt of notices hereunder.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first hereinabove written.


EDGE PETROLEUM CORPORATION


By   /s/ James D. Calaway
     --------------------
Name:   James D. Calaway
Title:  President



/s/ James C. Calaway
--------------------
JAMES C. CALAWAY

















     [Signature page to Purchase and Sale Agreement between Edge Petroleum
        Corporation, a Delaware corporation, and Mr. James C. Calaway]